Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103-7098

Telephone 215.564.8000

Fax 215.564.8120

www.stradley.com

August 21, 2008

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Re:	Old Mutual Funds III

Ladies and Gentlemen:

We have acted as counsel to you in connection with the registration of an indefinite number of (i) Class A shares of beneficial interest, par value $0.001 per share (the “Class A Shares”), of Old Mutual Heitman Global REIT Fund, (the “Fund”); (ii) Class C shares of beneficial interest, par value $0.001 per share (the “Class C Shares”), of the Fund; and (iii) Institutional Class shares of beneficial interest, par value $0.001 per share (the “Institutional Class Shares” and together with the Class A and Class C Shares, the “Shares”), of the Fund, which is a series portfolio of Old Mutual Funds III (the “Trust”), a statutory trust formed under the Delaware Statutory Trust Act, as amended (the “DSTA”). We understand that you will rely upon our opinion with respect to matters covered in this opinion in giving your opinion in connection with the filing of the Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File Nos. 333-147771, 811-22149) (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and Amendment No. 4 under the Investment Company Act of 1940, as amended.

In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) a draft of the prospectus for the Fund, which you have advised us is substantially in the form of prospectus to be filed as part of the Registration Statement (the “Prospectus”); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect (the “Declaration of Trust”); (iii) the By-Laws of the Trust, as currently in effect; (iv) the Certificate of Trust of the Trust, certified by the Secretary of State of the State of Delaware as of August 21, 2008; (v) a certificate from the Secretary of State of the State of Delaware dated August 21, 2008, certifying that the Trust is in good standing under the laws of the State of Delaware; and (vi) a Certificate of the Secretary of the Trust dated August 21, 2008 and the resolutions referenced therein, which pertain to certain approvals and actions by the Board of Trustees of the Trust and the current effectiveness of the Declaration of Trust and

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August 21, 2008

By-Laws reviewed by us. We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

The Prospectus provides for issuance of the Shares from time to time at the net asset value thereof, plus any applicable sales charge. In connection with our giving this opinion, we have assumed that upon the sale of the Shares, the Trust will receive the net asset value thereof.

We have also assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions and action items provided have been duly adopted by the Trustees; (iv) the Shares will be issued in accordance with the Declaration of Trust, By-Laws, and the resolutions adopted by the Board relating to the creation, authorization and issuance of the Shares; (v) that the form of the Prospectus when it becomes effective will be substantially the same as the form of the Prospectus as filed; (vi) that the Trust has not been dissolved; and (vii) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Trust is in good standing under the laws of the State of Delaware; and

2. The Shares to be offered pursuant to the Prospectus have been duly authorized for issuance and, upon the effectiveness of the Prospectus, when the Shares have been sold, issued and paid for pursuant to the terms, provisions and conditions of the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion concerning the laws of any jurisdiction other than the State of Delaware, and our opinion is limited to the DSTA. For the avoidance of doubt, this opinion does not extend to the securities or “blue sky” laws of the State of Delaware of other States or to other Federal securities or other laws.

Both the DSTA and the Declaration of Trust provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust also provides for indemnification out of property of the Fund for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Therefore, the risk of any shareholder incurring financial loss beyond the shareholder’s investment due to shareholder liability is limited to

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August 21, 2008

circumstances in which the Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

We understand that you will rely on this opinion solely in connection with your opinion to be filed with the SEC as an exhibit to the Registration Statement. We hereby consent to such use of this opinion and we also consent to the filing of this opinion with the SEC. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Stradley Ronon Stevens & Young, LLP

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KRAMER LEVIN NAFTALIS & FRANKEL LLP

August 21, 2008

Old Mutual Funds III

4643 South Ulster Street, Suite 600

Denver, Colorado 80237

Re:	Old Mutual Funds III

Dear Ladies and Gentlemen:

We have acted as counsel to you in connection with the registration of an indefinite number of (i) Class A shares of beneficial interest, par value $0.001 per share (the “Class A Shares”), of Old Mutual Heitman Global REIT Fund (the “Fund”); (ii) Class C shares of beneficial interest, par value $0.001 per share (the “Class C Shares”), of the Fund; and (iii) Institutional Class shares of beneficial interest, par value $0.001 per share (the “Institutional Class Shares” and together with the Class A and Class C Shares, the “Shares”), of the Fund, which is a series portfolios of Old Mutual Funds III (the “Trust”), a statutory trust formed under the Delaware Statutory Trust Act, as amended (the “DSTA”). We understand that you will rely upon our opinion with respect to matters covered in this opinion in connection with the filing of the Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File Nos. 333-147771, 811-22149) (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), and Amendment No. 4 under the Investment Company Act of 1940, as amended.

In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) a draft of the prospectus for the Fund, which you have advised us is substantially in the form of prospectus to be filed as part of the Registration Statement (the “Prospectus”); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect (the “Declaration of Trust”); (iii) the By-Laws of the Trust, as currently in effect; (iv) the Certificate of Trust of the Trust, certified by the Secretary of State of the State of Delaware as of August 21, 2008; (v) a certificate from the Secretary of State of the State of Delaware dated August 21, 2008, certifying that the Trust is in good standing under the laws of the State of Delaware; and (vi) a Certificate of the Secretary of the Trust dated August 21, 2008, and the resolutions referenced therein, which pertains to certain approvals and actions by the Board of Trustees of the Trust and the current effectiveness of the Declaration of Trust and By-Laws reviewed by us. We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

We have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions and action items provided have been duly adopted by the Trustees; (iv) the Shares will be issued in accordance with the Declaration of Trust, By-Laws, and the

1177 AVENUE OF THE AMERICAS    NEW YORK NY 10036-2714    PHONE 212.715.9100    FAX 212.715.8000    WWW.KRAMERLEVIN.COM

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KL2 2570649.2

KRAMER LEVIN NAFTALIS & FRANKEL LLP

February 26, 2008

resolutions adopted by the Board relating to the creation, authorization and issuance of the Shares; (v) that the form of the Prospectus when it becomes effective will be substantially the same as the form of the Prospectus as filed; (vi) that the Trust has not been dissolved; and (vii) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Stradley Ronon Stevens & Young, LLP, Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.         The Trust is in good standing under the laws of the State of Delaware; and

2.         The Shares to be offered pursuant to the Prospectus have been duly authorized for issuance and, when the Shares have been sold, issued and paid for pursuant to the terms, provisions and conditions of the Prospectus, the Shares will be validly issued, fully paid and non assessable.

This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to the Registration Statement. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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